Barbara K. Cegavske	

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: COUNTERPATH CORPORATION Entity or Nevada Business Identification Number (NVID): C9385-2003
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☒ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☒ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 100%
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 3/1/2021 Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☒ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☒ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☒ Articles have been added. ☒ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] — Chief Executive Officer Signature of Officer or Authorized Signer — Title X ________ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

COUNTERPATH CORPORATION

The undersigned, Brian Beutler, hereby certifies that:

1. He is the duly elected and acting Chief Executive Officer of COUNTERPATH CORPORATION, a Nevada corporation.

2. The Articles of Incorporation of this corporation were originally filed with the Secretary of State of Nevada on April 18, 2003, and as amended on March 29, 2004, April 29, 2004, August 1, 2007 and October 1, 2013.

3. The Articles of Incorporation of this corporation shall be amended and restated to read in full as follows:

ARTICLE I

The name of the corporation is COUNTERPATH CORPORATION (the "***Company***").

ARTICLE II

The address of the Company's registered office in the State of Nevada is 321 W. Winnie Lane #104, Carson City, NV 89703. The name of its registered agent at such address is Cogency Global Inc.

ARTICLE III

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statues, as the same exists or as may hereafter be amended from time to time, other than banking business, the insurance business or the trust company business.

ARTICLE IV

This Company is authorized to issue one class of stock to be designated Common Stock. The total number of shares of Common Stock the Company has authority to issue is one hundred (100) designated shares, with par value of $0.001 per share.

ARTICLE V

The members of the governing board shall be styled directors. The number of directors may be increased or reduced in the manner provided in the bylaws of the Company.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Company is expressly authorized to make, adopt, alter, amend or repeal the bylaws of the Company.

ARTICLE VII

Subject to the terms of these Amended and Restated Articles of Incorporation and to the fullest extent permitted by the Nevada Revised Statutes, the Company shall be expressly permitted to redeem, repurchase, or make distributions, as that term is defined in Section 78.191 of the Nevada Revised Statutes, with respect to the shares of its capital stock in all circumstances other than where doing so would cause the Company to be unable to pay its debts as they become due in the usual course of business.

ARTICLE VIII

To the maximum extent permitted under the Nevada Revised Statutes, no director or officer of the Company shall be personally liable to the Company or its stockholders for damages as a result of any act or failure to act in his or her capacity as a director or officer.

ARTICLE IX

Except as provided otherwise provided herein, the Company reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

4. The foregoing Amended and Restated Articles of Incorporation have been duly adopted and approved by the Company's Board of Directors and stockholders in accordance with the applicable provisions of Chapter 78 of the Nevada Revised Statutes.

Executed this 1st day of March, 2021.

____
David Karp, Chief Executive Officer

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance/Statement of Change

(PURSUANT TO NRS 77.310, 77.340, 77.350, 77.380)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of represented entity: COUNTERPATH CORPORATION Entity or Nevada Business Identification Number (NVID): C9385-2003 (for entities currently on file)
2. Registered Agent Acceptance:	☒ Registered Agent Acceptance
3. Information Being Changed:	Statement of Change takes the following effect: (select only one) ☒ Appoints New Agent (complete section 5) ☐ Update Represented Entity Acting as Registered Agent (complete sections 5) ☐ Update Registered Agent Name (complete sections 4 & 5) ☐ Update Registered Agent Address (complete sections 4 & 5)
4. Registered Agent Information Before the Change: (Non-commercial registered agents **ONLY**)	Name of Registered Agent **OR** Title of Office or Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
5. Newly Appointed Registered Agent or Registered Agent Information After the Change:	☒ Commercial Registered Agent:(name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or Position with Entity (title or position and address below) Name of Registered Agent **OR** Title of Office or Position within Entity: COGENCY GLOBAL INC. Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
6. Electronic Notification: (Optional)	Email address for electronic notifications for "Non-Commercial" or "Office or Positions with Entity" registered agents only:
7. Certificate of Acceptance of Appointment of Registered Agent: (Required)	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Erin Haggerty, Asst. Secretary, COGENCY GLOBAL INC. **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** Date: 2/26/2021
8. Signature of Represented Entity: (Required)	X **Authorized Signature On Behalf of the Entity** Date:

FEE: $60.00
This form must be accompanied by appropriate fees.